Exhibit 99.1

Natus to Raise Approximately $13 Million

- Shelf Offering Priced at Close of Market on April 3, 2008

SAN CARLOS, Calif., April 4, 2008 – Natus Medical Incorporated (Nasdaq: BABY) today announced that it priced an offering to sell 770,000 shares of its common stock at a public offering price of $18.27 per share, which is equal to the closing price of the Company’s common stock on the NASDAQ Global Market on April 3, 2008. The shares are being sold under the Company’s previously filed shelf registration statement, which was declared effective by the Securities and Exchange Commission on August 15, 2006.

The Company expects that the net proceeds of the offering will be approximately $13.4 million after deducting underwriting discounts and other expenses associated with the offering. The Company currently intends to use the net proceeds for general corporate purposes, which may include the financing of potential acquisitions of, or investments in, companies and technologies that complement the Company’s business, as well as for capital expenditures and working capital needs. The Company does not expect to use the proceeds to accelerate payments on its existing term debt with Wells Fargo Bank.

In connection with the offering, the Company also granted the underwriter a 30-day option to purchase up to an additional 115,500 shares to cover over-allotments, if any. The offering is expected to close on or about April 9, 2008. For additional information regarding the terms of the offering, please refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2008.

Roth Capital Partners, LLC acted as the sole underwriter of the offering. Copies of the final prospectus relating to the offering may be obtained from Roth Capital Partners, LLC at 24 Corporate Plaza, Newport Beach, CA 92660, (949) 720-5700.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company and there shall not be any sale of any such securities in a State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments such as hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and newborn care. Product offerings include computerized neurodiagnostic systems for audiology, neurology, polysomnography, and neonatology, as well as newborn care products such as hearing screening systems, phototherapy devices for the treatment of newborn jaundice, head-cooling products for the treatment of brain injury in newborns, and software systems for managing and tracking disorders and diseases for public health laboratories.

Additional information about Natus Medical can be found at www.natus.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include, but are not limited to, statements regarding the amount to be raised and the expected use of proceeds. These statements relate to future events or Natus’ future financial performance or results, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, the demand for our products and services, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, and risks associated with bringing new products to market and integrating acquired businesses. Natus disclaims any obligation to update information contained in any forward-looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus’ annual report on Form 10-K for the year ended December 31, 2007, and its quarterly reports on Form 10-Q, and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

COMPANY CONTACT:

Natus Medical Incorporated

Steven J. Murphy

Vice President Finance and Chief Financial Officer

(650) 802-0400

InvestorRelations@Natus.com